Exhibit 10.6

April 12, 2021

RF Acquisition Corp.

111 Somerset, #05-06

Singapore 238164

Attention: Tse Meng Ng

E-mail: tsemeng.ng@ruifengwealth.com

Dear Sirs:

The undersigned and/or its designees hereby offer to purchase and subscribe for an aggregate of 200,000 shares of Class A common stock (“Shares”), par value $0.0001 per share, of RF Acquisition Corp. (“Company”) for an aggregate purchase price, and total consideration, of $20.00. In the event that the initial public offering of the Company’s securities is not consummated within twenty-four (24) months from the date hereof, the holders shall surrender the Shares to the Company, for no consideration, for cancellation.

The undersigned and/or its designees represent and warrant that they have been advised that the Shares have not been registered under the Securities Act; that they are acquiring the Shares for their account for investment purposes only; that they have no present intention of selling or otherwise disposing of the Shares in violation of the securities laws of the United States; that they are “accredited investors” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended; and that they are familiar with the proposed business, management, financial condition and affairs of the Company.

This Letter shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

Very Truly Yours,

EarlyBirdCapital, Inc.

/s/ R. Michael Powel
By: R. Michael Powel